ALPHARMA INC. AND SUBSIDIARIES

Pro Forma Financial Statement Information

(Unaudited)

On February 6, 2008, Alpharma Inc. (the "Company") agreed to sell its Active Pharmaceutical Ingredients ("API") business to Otnorbidco AS (formerly known as Alfanor 7152 AS), A.L. Labs, Inc. (formerly known as Otdelholdco Inc.) and Otdenholdco ApS (collectively, the "Buyer"), affiliates of 3i Group plc, for a purchase price of $395 million, and net after-tax proceeds of approximately $365 million. The sale was completed on April 1, 2008. The API business will be reported as a discontinued operation in accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets."

The unaudited Consolidated Pro Forma Balance Sheet Information as of December 31, 2007 set forth below has been presented after giving effect to the API divestiture (the "transaction") as if it occurred on December 31, 2007. The unaudited Consolidated Pro Forma Statements of Operations Information for the years ended December 31, 2007, 2006, and 2005 set forth below has been presented after giving effect to the transaction as if it had occurred on January 1, 2005 and does not assume any interest income on cash proceeds.

The unaudited pro forma financial statement information has been derived primarily from the historical audited consolidated financial statements of the Company included in its Annual Reports on Form 10-K for the years ended December 31, 2007, 2006, and 2005. The unaudited pro forma financial statement information is based upon available information and assumptions that the Company believes are reasonable under the circumstances and was prepared to illustrate the estimated effects of the transaction, as if the transaction occurred on the dates specified above. The Company has not finalized its accounting for discontinued operations for the years ended December 31, 2007, 2006, and 2005, and therefore, amounts reported in future filings with the Securities and Exchange Commission as of December 31, 2007 and for the years ended December 31, 2007, 2006, and 2005 could differ from these pro forma estimates.

The unaudited pro forma financial statement information has been provided for informational purposes and should not be considered indicative of the financial condition or results of operations that would have been achieved had the transaction occurred as of the periods presented. In addition, the unaudited pro forma financial statement information does not purport to indicate balance sheet data or results of operations as of any future date or for any future period. The unaudited pro forma financial statement information, including the notes thereto, should be read in conjunction with the historical financial statements of the Company included in its Annual Reports on Form 10-K for the years ended December 31, 2007, 2006, and 2005.

ALPHARMA INC. AND SUBSIDIARIES
CONSOLIDATED PRO FORMA BALANCE SHEET INFORMATION

DECEMBER 31, 2007
(In thousands)

(Unaudited)

	Alpharma Inc. As Reported (a)	API Divestiture (b)		Alpharma Inc. Pro Forma

ASSETS
Current assets
Cash and cash equivalents	$302,823	$379,745	(c)	$682,568
Accounts receivable, net	130,246	(39,156)		91,090
Inventories	125,963	(31,289)		94,674
Prepaid expenses and other current assets	22,470	(1,631)		20,839
Total current assets	581,502	307,669		889,171

Property, plant & equipment, net	283,604	(143,591)		140,013
Intangible assets, net	248,673	(13,520)		235,153
Goodwill	119,192	(3,935)		115,257
Other assets and deferred charges	55,194	(540)		54,654
Total assets	$1,288,165	$146,083		$1,434,248

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Short-term debt	$11,032	$(5,255)	(c)	$5,777
Accounts payable	57,903	(11,650)		46,253
Accrued expenses and other current liabilities	129,440	2,650	(c)	132,090
Total current liabilities	198,375	(14,255)		184,120

Long-term debt	300,000	--		300,000
Deferred income taxes	27,358	(8,005)		19,353
Other non-current liabilities	31,305	(9,727)		21,578
Total non-current liabilities	358,663	(17,732)		340,931

Total stockholders' equity	731,127	178,070		909,197

Total liabilities and stockholders' equity	$1,288,165	$146,083		$1,434,248

See Notes to Consolidated Pro Forma Financial Statement Information

ALPHARMA INC. AND SUBSIDIARIES
CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS INFORMATION

FOR THE YEAR ENDED DECEMBER 31, 2007
(In thousands, except per share data)

(Unaudited)

	Alpharma Inc. As Reported (a)	Less API Divestiture (b)		Alpharma Inc. Pro Forma

Total revenues	$722,425	$187,622		$534,803
Cost of sales	313,048	108,688		204,360
Gross profit	409,377	78,934		330,443
Selling, general and administrative expenses	271,944	35,772		236,172
Research and development	140,255	10,094		130,161
Asset impairments and other (income) expense	(3,528)	55		(3,583)
Operating income	706	33,013		(32,307)

Interest income (expense), net	9,291	(2,542)		11,833
Other income (expense), net	(646)	(1,241)		595

Income from continuing operations before provision for income taxes	9,351	29,230		(19,879)
Provision for income taxes	22,932	1,596	(d)	21,336
Income (loss) from continuing operations	$(13,581)	$27,634		$(41,215)

Earnings (loss) per common share:
Basic
Loss from continuing operations	$(0.32)			$ (0.96)
Diluted
Loss from continuing operations	$(0.32)			$ (0.96)

Weighted average shares:
Basic	42,867			42,867
Diluted	42,867			42,867

See Notes to Consolidated Pro Forma Financial Statement Information

ALPHARMA INC. AND SUBSIDIARIES
CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS INFORMATION

FOR THE YEAR ENDED DECEMBER 31, 2006
(In thousands, except per share data)

(Unaudited)

	Alpharma Inc. As Reported (a)	Less API Divestiture (b)		Alpharma Inc. Pro Forma

Total revenues	$653,828	$168,688		$485,140
Cost of sales	271,988	84,864		187,124
Gross profit	381,840	83,824		298,016
Selling, general and administrative expenses	250,069	29,127		220,942
Research and development	44,430	12,450		31,980
Asset impairments and other (income) expense	(8,259)	(7,292)		(967)
Operating income	95,600	49,539		46,061

Interest income (expense), net	16,453	(72)		16,525
(Loss) on extinguishment of debt	(19,415)	--		(19,415)
Other income (expense), net	(129)	(755)		626

Income from continuing operations before provision for income taxes	92,509	48,712		43,797
Provision for income taxes	32,517	18,280	(d)	14,237
Income from continuing operations	$59,992	$30,432		$29,560

Earnings per common share:
Basic
Income from continuing operations	$1.12			$0.55
Diluted
Income from continuing operations	$1.11			$0.55

Weighted average shares:
Basic	53,769			53,769
Diluted	54,221			54,221

See Notes to Consolidated Pro Forma Financial Statement Information

ALPHARMA INC. AND SUBSIDIARIES
CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS INFORMATION

FOR THE YEAR ENDED DECEMBER 31, 2005
(In thousands, except per share data)

(Unaudited)

	Alpharma Inc. As Reported (a)	Less API Divestiture (b)		Alpharma Inc. Pro Forma

Total revenues	$553,617	$138,357		$415,260
Cost of sales	217,363	51,038		166,325
Gross profit	336,254	87,319		248,935
Selling, general and administrative expenses	213,323	23,017		190,306
Research and development	26,936	12,307		14,629
Asset impairments and other (income) expense	1,184	--		1,184
Operating income	94,811	51,995		42,816

Interest income (expense), net	(47,750)	(38)		(47,712)
(Loss) on extinguishment of debt	(7,989)	--		(7,989)
Other income (expense), net	4,706	(146)		4,852

Income (loss) from continuing operations before provision for income taxes	43,778	51,811		(8,033)
Provision (benefit) for income taxes	(18,398)	13,043	(d)	(31,441)
Income (loss) from continuing operations	$62,176	$38,768		$23,408

Earnings (loss) per common share:
Basic
Income (loss) from continuing operations	$1.18			$0.45
Diluted
Income (loss) from continuing operations	$1.17			$0.44

Weighted average shares:
Basic	52,526			52,526
Diluted	52,981			52,981

See Notes to Consolidated Pro Forma Financial Statement Information

ALPHARMA INC. AND SUBSIDIARIES

Notes to Consolidated Pro Forma Financial Statement Information

(Unaudited)

(a)	Represents condensed consolidated balance sheet and statement of operations information included in the Company's Annual Report on Form 10-K for the respective period presented.

(b)

On February 6, 2008, Alpharma Inc. (the "Company") agreed to sell its Active Pharmaceutical Ingredients ("API") business to Alfanor 7152 AS (under change of name to Otnorbidco AS), Otdenholdco ApS and Otdelholdco Inc. (collectively, the "Buyer"), affiliates of 3i Group plc, for $395 million and net after-tax proceeds of approximately $365 million. The sale was completed on April 1, 2008. The adjustment for the sale of the API business gives effect to the sale as if it occurred on December 31, 2007 for the unaudited Consolidated Pro Forma Balance Sheet Information and January 1, 2005 for the unaudited Consolidated Pro Forma Statement of Operations Information for the respective periods presented.

(c)

The $395 million sale price includes the assumption by the buyer of approximately $5 million in debt and certain other adjustments totaling $10 million, resulting in gross cash proceeds of approximately $380 million. Accrued expenses and other current liabilities include approximately $20 million in estimated expenses attributable to the transaction.

(d)

The Alpharma Inc. Pro Forma and API Divestiture provision (benefit) for income taxes amounts are based upon "with and without" analyses of the following items for each respective period: (1) the impact of enacted tax laws in jurisdictions in which the Company and the divested business operate, (2) the amount of earnings by jurisdiction, due to varying tax rates in each country, (3) the ability to utilize various tax losses and credits, and (4) the specific allocation of other tax items recorded in the Company's tax provision (benefit) for the three years ended December 31, 2007.

With respect to the API divestiture, the 2005 effective tax rate reflects the lower tax rates on net foreign earnings of the API business, the 2006 effective tax rate reflects the establishment of valuation allowances on certain foreign losses and the 2007 effective tax rate reflects tax benefits from certain restructuring activities within the API business.